Nu Skin Enterprises Nu Skin Enterprises, Inc. 3
                         Exectuvie Annual Incentive Plan

                                   July 2000


                                    Purpose

Nu Skin Enterprises, Inc. ("Nu Skin") believes that sound compensation programs are essential to the retention, attraction and motivation of personnel . The purpose of the Plan is to focus employees on excellent, sustained performance that leads to long-term growth, profitability and stability.

                                   Objectives

The objectives of the Annual Incentive Plan include:

* Focusing employees on the achievement of Nu Skin Enterprise business and strategic objectives;

* Enhancing operational efficiency and teamwork within each Division and across Divisions;

*    Increasing Divisional revenue and NSE net income; and

* Attracting, retaining and motivating employees by emphasizing "pay for performance" compensation programs that offer competitive total compensation (base salary + incentives) opportunities upon achievement of:

     Company  financial and strategic  objectives;  and

     Division and  Individual objectives.


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              Effective Plan Date, Duration and Performance Cycles


*    Effective Plan Date The effective Plan date is July 1, 2000.



*    Plan Duration

     *    From the effective Plan date of July 1, 2000;

     *    Until December 31, 2000; and renegotiated as needed


*    Performance Cycles

     The Plan has two performance cycles, a quarterly and an annual performance cycle. Each cycle is based on the specific results of the quarter or year. Employees are eligible to earn up to 12.5% of the Individual's earned incentive award at the end of each quarter and up to 50% of the award upon completion of the fiscal year.


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                      Target Incentive Award Opportunities


        Annual Incentive Plan Participants have target award opportunities designed to reward superior corporate and Division performance and maintain externally competitive total cash compensation commensurate with NSE's performance:

* Participants' incentive awards will be based upon the areas of the Company in which they contribute and

* Participants are assigned a target incentive award opportunity expressed as a percentage of their base salary:

          60%  for  the  Chairman,   CEO/President   and  Founding  Senior  Vice
          Presidents subject to review by ECC of named officers, bonus amount above 1 million placed in deferred compensation plan;

          60% for Executive Vice President's

          50% for Division Presidents and Country Managers

          40% for Vice Presidents,  Regional Vice Presidents and Division Senior
          Vice  Presidents,   Country  Division   Managers  and  Country  Senior
          Management.

* All employees participate in the plan with both an NSE and Division component and payment is based on the performance of NSE as a whole and all Divisions; and

* Target incentive award levels are determined by the Individual's level of job responsibility reflecting that job's ability to impact NSE's financial performance, as well as competitive total compensation practices (base salary = incentives) for comparable jobs within organizations similar in size and scope.

          The target award amount is not a guaranteed sum:


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*    The actual incentive pay-out may be smaller or larger, depending on overall
     NSE and Division performance results.


                                  PARTICIPANTS

     Position                                   Participants
---------------------                -------------------------------------
Chairman                             Blake Roney

CEO/President                        Steve Lund

Senior Vice Presidents - Founders    Brooke Roney, Sandie Tillotson,
                                     Keith Halls, Max Pinegar

Executive Vice Presidents            Corey Lindley, Truman Hunt

Division Presidents                  Joe Chang, Grant Pace,  Richard King

Corporate Vice Presidents            Brad Morris, Gary Garrett,
                                     Larry Macfarlane, Rich Hartvigsen,
                                     R. Brent Ririe, Claire Averett, Mark Adams,
                                     John Fralick

Division COOs                        Robert Conlee, Sid Henderson,
                                     Scott Schwerdt

Division Vice Presidents             Lori Bush, Rob Young, Michael Chang,
                                     Luis Cerqueira, Joe Ford, Jack Peterson,
                                     Bart Mangum, Brett Nelson

Regional Vice Presidents             Mike Smith, Mark Wolfert, Andrew Fan

Country President/Gen Mgr            John Chou, Takashi Bamba, Stewart McArthur,
                                     ST Han, Paul Hanson

Country Division Manager             David Sanar, Others To be named

Country Senior Management            To be named


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                             Performance Objectives

The Nu Skin Annual Incentive Plan pay-out formula is based upon the achievement of the following two sets of performance objectives:

*    Critical Success Factors  ("CSF's")

     The performance objective of Corporate or Country Operating Profit is weighted at 60%

     The  performance  objective  of Revenue  is  weighted  at 40%

*    Individual Objectives

     Personal performance objectives for each participant are established prior to the start of the performance period. Some Individual objectives may stretch for the entire fiscal year.

     Personal performance objectives should encompass other areas than strictly personal objectives, i.e. LOIs, Department performance etc. Performance levels for Individual objectives are negotiated with each supervisor.


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                               Performance Levels

* Threshold levels represent the minimum acceptable performance levels required for incentive pay-out in each category.

          The NSE or  Country  Operating  Profit  threshold  is 95%

          The Revenue  threshold  is 90%

          The  Individual  Goal  threshold  is 80%

               Note: If any of the CSFs are below the threshold level at the end of the Plan performance cycle, no incentive will be paid.

* Target levels represent achievement of 100% of budgeted revenue and operating profit.

* Outstanding levels represent performance levels that exceed the target objectives.


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*    Target Guidelines

     * Corporate Vice Presidents and Country Senior management that also support the Divisions participate in the plan with both a Corporate/Country and Division component based on the performance of the Corporation and all Divisions; and

     * Division employees must achieve at least 80% of their respective Division budgeted revenue prior to being eligible for any payment from the Corporate/Country portion under the incentive plan, however, in order to receive the Division revenue portion key revenue thresholds (90%) must first be met; and

     * Even if the Company/Country does not meet its overall financial Goals, the portion of the incentive award relating to the Division Revenue or Individual Goals will be paid where the Division achieves key revenue thresholds (90%), subject to the Company's/Country's overall ability
          to    make    such    payment.

*    Incentive Award Pay-Out  Guidelines/Eligibility

     * Eligible participants at Executive Vice President level and above will be chosen by the Chairman and the CEO/President and approved by the Executive Compensation Committee. All other levels of participants will be chosen by the Executive Management Committee.

     * At achievement of 95% and 90% of the respective CSF, one-half of the cash incentive will be paid out. The pay-out amount is increased linearly up to full payment at 100% achievement of CSFs.

     * At the Outstanding performance level, target cash incentives will be increased linearly with no cap;


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*    All  participants  must  be on the  payroll  at the  time  of the  payment;

          Participants must be actively employed (not on a leave-of-absence) a minimum of three months to participate in the plan. In addition, the award amount will be prorated in full month increments within the plan period based on the number of months actively employed.

*    Participants will receive their awards, when earned, by separate check;

*    Award   payments   shall  be  subject  to  any  State  and/or  Federal  tax
     withholdings; and

* Payments will be made within forty-five (45) days of each quarter-end and seventy-five (75) days from the fiscal year-end.


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Position                     Total Target  Corporate  NSE Op   Division  Ind
                              Incentive     Revenue   Profit   Revenue   Portion
                                            Portion   Portion  Portion
--------------------------------------------------------------------------------
Chairman & the CEO/President       60%        40%       60%       0%       0%

Senior Vice Presidents - Founders  60%        40%       60%       0%       0%

Executive Vice Presidents          60%        30%       45%       0%      25%

Division Presidents                50%        24%       36%      20%      20%

Corporate Vice Presidents          40%        20%       30%      25%      25%
Division COOs

Division Vice Presidents           40%        10%       15%      50%      25%


Position                     Total Target  Corporate  NSE Op   Division  Ind
                              Incentive     Revenue   Profit   Revenue   Portion
                                            Portion   Portion  Portion
--------------------------------------------------------------------------------
Regional Vice Presidents            40%       30%       45%      0%        25%

Country President/General Manager   50%       32%       48%      0%        20%

Country Division Manager            40%       10%       15%     50%        25%

Country Senior Management           40%       32%       48%      0%        20%